Exhibit 99.1

Rubicon Financial Incorporated Announces Acquisition of Minority Interest in Broker/Dealer

Thursday May 17, 4:25 pm ET

IRVINE, Calif.--(BUSINESS WIRE)--Rubicon Financial Incorporated (OTCBB: RBCF - News) today announced the acquisition of 24.9% of Maximum Financial Investment Group, Inc. ("Maximum Securities"), a NASD licensed broker/dealer.

Maximum Securities offers on-line investors' cutting edge technology, order entry, and top notch customer service. Successful investment and technical professionals formed Maximum Securities to offer one of the most complete and advanced trading systems available.

"Our support staff consists of brokers, traders, and computer experts who can be reached before, during, and after market hours. We believe that real issues deserve real support from real people," stated Chris Paganes, CEO of Maximum Financial Investment Group, Inc.

RBCF anticipates moving towards the acquisition of the remaining 75.1% ownership of Maximum Securities during fiscal 2007.

"Maximum's on-line trading platform is anticipated to greatly enhance our business model and this acquisition, although only a minority position, further enhances our ability to provide diversified financial services," stated RBCF CEO, Joe Mangiapane.

About Rubicon Financial Incorporated:

Rubicon Financial Incorporated is a publicly-traded holding company that intends to acquire private companies in the financial services industry and leverage their strengths within a holding company structure. Rubicon has located its headquarters to the Orange County area of Southern California in order to capitalize on the perceived large and sophisticated customer base located there. The types of financial services Rubicon intends to offer are those of: insurance, both personal and commercial; mortgage and real estate services; retail brokerage services; securities market making; online trading; and investment banking for small to midsized companies. Each segment of these services will be an individual licensed entity under the parent holding company of Rubicon. Rubicon currently has several letters of intent to acquire private companies that it plans to execute in the near future.

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the purchase of the minority interest in Maximum Securities; the size of Maximum Securities and its financial results; the ability of RBCF to execute its business plan and become a diversified financial services company; the ability of RBCF to successfully complete the acquisition of the remaining interest in Maximum Securities; the successful acquisition of other financial services companies; any other effects resulting from the Maximum Securities transaction; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition;

general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Rubicon makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the Securities and Exchange Commission. Rubicon undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Rubicon Financial Incorporated

Terry Davis, 949-798-7220